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                                                                 EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement of TransTexas Gas Corporation on Form S-3 (File No. 33-91494) of our reserve report dated February 1, 1997, and to the references to our name under the caption "Experts" and elsewhere in the form and context in which it appears in such Post-Effective Amendment.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ DANNY D. SIMMONS
                                           ----------------------------------
                                                Danny D. Simmons
                                                Vice President


Houston, Texas
October 15, 1997